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                                                                    EXHIBIT 23.5

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED


Landmark Graphics Corporation
15150 Memorial Drive
Houston, Texas 77079

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Landmark Graphics Corporation with Halliburton Acq. Company, a wholly owned subsidiary of Halliburton Company, of our opinion letter appearing as Appendix D to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ ALEX LIPE
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                                             Name: L. Alex Lipe
                                                  ---------------------------
                                             Title: Principal
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